Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of eGene, Inc. (the “Registrant”) on Form 10-QSB for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ming S. Liu, CEO and Peter Sheu, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	May 15, 2007	By:	/s/Ming Sun Liu
Ming Sun Liu, Chairman, Director, President and CEO

Date:	May 15, 2007	By:	/s/Peter Sheu
Peter Sheu, CFO

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